                      METROPOLITAN LIFE INSURANCE COPMANY

                                200 Park Avenue
                            New York, New York 10166

UNISEX ANNUITY RATES RIDER

This Rider forms a part of the Contract to which it is attached for use in connection with a retirement plan which receives favorable income tax treatment under Sections 401, 403 or 408 of the Internal Revenue Code, or where required by state law. In the case of a conflict with any provision in the Contract, the provisions of this Rider will control. We may further amend the Contract from time to time to meet any requirements applicable to such plans or laws. The effective date of this Rider is the Issue Date shown on the Contract Schedule. The provisions of the Contract are modified as follows:

1.   Deleting any reference to sex;

2. The Contract is further modified by substituting the attached Annuity Rate Tables for the corresponding Annuity Rate Tables in the Tables section of the Contract.

Metropolitan Life Insurance Company has caused this Rider to be signed by its Secretary.

                                       /s/ Timothy Ring
                                       -----------------------------------
                                              Secretary

1-2-UAR-1 (11/14)

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                FIXED ANNUITY TABLES AND VARIABLE ANNUITY TABLES

                        AMOUNT OF FIRST MONTHLY PAYMENT
                           PER $1000 OF ACCOUNT VALUE

                                 ANNUITANT ONLY

Option 1: Life Annuity                      Option 2: Life Annuity with 10 Years of
                                            Annuity Payments Guaranteed
Attained Age                                Attained Age
of Annuitant      Unisex                    of Annuitant           Unisex
------------      ----------                ---------------        ----------
     55           3.81                          55                 3.79
     60           4.12                          60                 4.09
     65           4.53                          65                 4.48
     70           5.09                          70                 4.99
     75           5.87                          75                 5.64
     80           6.96                          80                 6.46
     85           8.54                          85                 7.40

Option 3: Joint and Last Survivor Life Annuity

                                        Age of Joint Annuitant - Unisex

 Attained Age               10 Years       5 Years       Same       5 Years       10 Years
 of Annuitant Unisex        Younger        Younger       Age         Older          Older
---------------------     -----------    -----------   --------    ----------    -----------
        55                   3.23           3.34         3.44         3.53          3.61
        60                   3.40           3.53         3.66         3.78          3.88
        65                   3.61           3.78         3.95         4.11          4.25
        70                   3.88           4.11         4.34         4.56          4.74
        75                   4.25           4.56         4.87         5.17          5.42
        80                   4.74           5.17         5.62         6.03          6.38
        85                   5.42           6.03         6.68         7.27          7.75

Option 4: Joint and Last Survivor Annuity with 10 Years of Annuity Payments Guaranteed

                                        Age of Joint Annuitant - Unisex

 Attained Age                 10 Years       5 Years       Same      5 Years       10 Years
 of Annuitant - Unisex        Younger        Younger       Age        Older          Older
----------------------      -----------     ---------     ------    ---------     -----------
       55                      3.23            3.34        3.44       3.53           3.61
       60                      3.40            3.53        3.66       3.78           3.88
       65                      3.61            3.78        3.95       4.11           4.24
       70                      3.88            4.11        4.34       4.55           4.72
       75                      4.24            4.55        4.86       5.14           5.37
       80                      4.72            5.14        5.56       5.93           6.20
       85                      5.37            5.93        6.48       6.92           7.19

Monthly installments for ages not shown will be furnished on request.

1-2-UAR-1 (11/14)